Keyhan Company
7700 Irvine Center Drive, Suite 800
Irvine, California 92618


May 1, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World Shopping Network, Inc. - Form S-8

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement of our report dated December 28, 1999 in World Shopping
Network, Inc.'s Form 10-K for the fiscal year ended July 31,
1999, and to all references to our Firm included in this Registration Statement.

Sincerely,


/s/  Keyhan Company
Keyhan Company